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                                                                     EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                  June 21, 2000


The viaLink Company
13800 Benson Road
Edmond, Oklahoma 73013

                  RE: The viaLink Company Registration Statement on Form S-3 for resale of 2,778,078 shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to The viaLink Company, a Delaware corporation (the "Company"), in connection with the registration for resale of 2,778,078 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-B.

                  We have reviewed the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares and a certificate of a Company officer regarding the issuance and sale of the Shares. Based on such review, we are of the opinion that (1) the Shares (other than Shares issuable upon the exercise of options or warrants) are duly authorized, legally issued, and, to our knowledge, are fully paid and non-assessable; and (2) the Shares issuable upon exercise of options or warrants, if, as and when issued by the Company, are duly authorized and, upon exercise thereof in the manner and for the consideration expressed in such options or warrants, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters related to the Company or the Shares.

                                           Very truly yours,

                                           /s/ Brobeck, Phleger & Harrison LLP

                                           BROBECK, PHLEGER & HARRISON LLP